Exhibit 99.1

CIFC engages JPMorgan to assist in exploration of strategic alternatives

NEW YORK – January 28, 2016 – CIFC LLC (NASDAQ: CIFC) and its subsidiaries (collectively “CIFC” or the “Company”) announced the engagement of JPMorgan Securities LLC to assist the Company and management in exploring a range of strategic alternatives to enhance shareholder value and to capitalize on its industry-leading platform. Those alternatives may include a sale of the Company or the sale of a stake in the Company to a strategic investor with the objective of accelerating the Company’s existing growth and diversification initiatives.

The Company has not made a decision to enter into any transaction at this time and there can be no assurance that exploration of its strategic alternatives will result in a transaction and there is no set timetable for actions to be taken in the process. The Company does not intend to discuss or disclose any developments related to the process until the Board has approved a definitive course of action or otherwise concludes the process.

About CIFC

Founded in 2005, CIFC is a private debt manager specializing in secured U.S. corporate loan strategies with approximately $14.2 billion of assets under management as of September 30, 2015. Headquartered in New York, CIFC is an SEC registered investment adviser and is listed on NASDAQ. The firm currently serves more than 200 institutional investors globally. For more information, please visit CIFC’s website at www.cifc.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond CIFC’s control. Caution must be exercised in relying on forward-looking statements. The forward-looking statements in this release are subject to risks and uncertainties, and the other risks related to CIFC’s business that are described in its annual report on Form 10-K. The forward-looking statements contained in this press release are made as of the date hereof, and CIFC undertakes no obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof.

CONTACT: Investor Relations at InvestorRelations@cifc.com or +1 (212)-624-4508